                                                                     EXHIBIT 4.2

                      SENSUS DRUG DEVELOPMENT CORPORATION

                             AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

                               TABLE OF CONTENTS

                                                              PAGE
Section 1.  General.........................................   1
       1.1  Definitions.....................................   1

Section 2.  Registration; Restrictions on Transfer..........   3
       2.1  Restrictions on Transfer........................   3
       2.2  Demand Registration.............................   4
       2.3  Piggyback Registrations.........................   5
       2.4  Form S-3 Registration...........................   6
       2.5  Expenses of Registration........................   8
       2.6  Obligations of the Company......................   8
       2.7  Expiration of Registration Rights...............  10
       2.8  Delay of Registration; Furnishing Information...  10
       2.9  Indemnification.................................  10
       2.10 Assignment of Registration Rights...............  13
       2.11 Amendment of Registration Rights................  13
       2.12 Limitation on Subsequent Registration Rights....  14
       2.13 "Market Stand-Off" Agreement....................  14
       2.14 Rule 144 Reporting..............................  14

Section 3.  Covenants of the Company........................  15
       3.1  Basic Financial Information and Reporting.......  15
       3.2  Reservation of Common Stock.....................  15
       3.3  Termination of Covenants........................  15

Section 4.  Rights of First Refusal.........................  15
       4.1  Subsequent Offerings............................  15
       4.2  Exercise of Rights..............................  16
       4.3  Issuance of Equity Securities to Other Persons..  16
       4.4  Termination of Rights of First Refusal..........  16
       4.5  Transfer of Rights of First Refusal.............  16
       4.6  Excluded Securities.............................  16

Section 5.  Miscellaneous...................................  17
       5.1  Governing Law...................................  17
       5.2  Survival........................................  17
       5.3  Successors and Assigns..........................  18
       5.4  Entire Agreement................................  18
       5.5  Severability....................................  18
       5.6  Amendment and Waiver............................  18
       5.7  Delays or Omissions.............................  18
       5.8  Notices.........................................  19
       5.9  Attorneys' Fees.................................  19
       5.10 Titles and Subtitles............................  19
       5.11 Counterparts....................................  19

                                      i.

                      SENSUS DRUG DEVELOPMENT CORPORATION

                             AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 10th day of October 1997, by and among SENSUS DRUG DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"), and the purchasers of the Company's capital stock set forth on Exhibit A hereto (referred to hereinafter as the "Investors" and each individually as an "Investor").

                                   RECITALS

     WHEREAS, the Company and the purchasers of the Company's Series A Preferred Stock and Series B Preferred Stock have previously entered into that certain Amended and Restated Investor Rights Agreement dated as of March 20, 1997 (the "Prior Agreement"), which provides for, among other things, the grant of certain registration rights and a right of first refusal to such purchasers;

     WHEREAS, concurrently herewith the Company is selling shares of Series C Preferred Stock to the purchasers set forth on Exhibit A hereto, and it is a condition to the sale of such shares that the purchasers of Series C Preferred Stock be extended the registration rights and right of first refusal provisions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree that all consents or conditions required to be obtained or satisfied under the Prior Agreement are hereby given and that the Prior Agreement is amended and restated to read in full as follows:

SECTION 1.  GENERAL

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "HOLDER" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section
2.10 hereof.

            "INITIAL OFFERING" means the Company's first underwritten public offering of its common stock, $.001 par value ("Common Stock"), registered under the Securities Act.

                                      1.

          "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

          "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

          "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements (not to exceed Twenty Thousand Dollars ($20,000) with respect to a registration effected pursuant to Section 2.3 and Fifteen Thousand Dollars ($15,000) with respect to a registration effected pursuant to Section 2.2 or 2.4) of a single special counsel for the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Schedule E to the National Association of Securities Dealers, Inc.'s By-Laws).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "SHARES" shall mean (i) the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns and (ii) the Warrant to Purchase Shares of Series C Preferred Stock issued to Montgomery Securities on October 10, 1997.

          "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

                                      2.

SECTION 2.   REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1     RESTRICTIONS ON TRANSFER.

             (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                 (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                 (III)  Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

             (B) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

             (C) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without

                                      3.

registration, qualification or legend; provided, that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

          (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  DEMAND REGISTRATION.

          (A) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering more than forty-two percent (42%) of the Registrable Securities then outstanding, or any lesser percentage if the aggregate offering price to the public would exceed $5,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use all reasonable efforts to cause the prompt registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in such registration) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders participating in such registration (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or
Section 2.4, if the underwriter advises the Company that the number of securities requested to be included in the offering exceeds the largest number of securities that can be sold in such offering within a price range acceptable to a majority of the Holders participating in such registration then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) and, second, to the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (C) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                                      4.

               (I) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

               (II) prior to the Initial Offering or during the period starting with the date of filing of, and ending on the date one hundred eighty
(180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

               (III) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period. If the Company shall give any notice of postponement of a registration statement pursuant to this Section 2.2(c)(iii), the Company shall, at such time as the reason that caused such withdrawal or postponement no longer exists (but in no event later than the time period specified in the first clause of this Section 2.2(c)(iii)), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the postponed registration statement in accordance with this Section 2.2 (unless the Holders initiating such registration shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Section 2.2).

          (D) A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 90 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders participating in such registration and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason or an act or failure to act on the part of the Holders participating in such registration.

     2.3 PIGGYBACK REGISTRATIONS. If the Company proposes to file a registration statement relating to the offering of any of its capital stock under the Securities Act (other than (i) a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect, or (ii) any registration statement relating to a corporate reorganization or other transaction under Rule 145) whether or not for its own account, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to such filing and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described

                                      5.

notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

          (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.5 hereof.

     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                                      6.

          (B) as soon as practicable, effect such registration (including, if requested, a registration of Registrable Securities which are intended to be offered on a continuous or delayed basis under Rule 415 of the Securities Act, such registration a "Shelf Registration") and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (I) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (II) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

               (III) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period. If the Company shall give any notice of postponement of a registration statement pursuant to this Section 2.4(b)(iii), the Company shall, at such time as the reason that caused such withdrawal or postponement no longer exists (but in no event later than the time period specified in the first clause of this Section 2.4(b)(iii)), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the postponed registration statement in accordance with this Section 2.4 (unless the Holders initiating such registration shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Section 2.4), or

               (IV) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

               (V) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (C) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such

                                      7.

Registration Expenses incurred in connection with a registration requested pursuant to this Section 2.4 after the first four (4) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by a majority in interest of the Holders participating in such registration unless (a) the withdrawal is based upon material adverse information concerning the Company of which a majority in interest of the Holders participating in such registration were not aware at the time of such request, (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders, (c) the withdrawal is based upon the Company's material breach of its obligations under this Agreement, (d) the withdrawal is based upon the failure of the registration statement to be declared effective within 90 days following the Company's receipt of a request for registration under Section 2.2 or 2.4 or (e) the withdrawal is based upon the Company's invocation of Section 2.2(c)(iii) or 2.4(b)(iii). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A)       (I)   Prepare and file with the SEC a registration statement
with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective and to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; or

                    (II) in the case of any Shelf Registration, prepare and file with the SEC a Shelf Registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective and to remain continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of two (2) years from the date such registration statement is declared

                                      8.

effective or such shorter period of time that will terminate upon the earlier of the following: (A) when all the Registrable Securities covered by the Shelf Registration statement have been sold pursuant to such registration statement and (B) when there cease to be any outstanding Registrable Securities; provided, however, that following the effectiveness of any Shelf Registration statement, the Company, may, at any time, suspend the effectiveness of such registration statement for up to ninety (90) days in any twelve-month period (a "Suspension Period"), by giving notice to the Holders participating in such registration, if the Company shall have, in good faith, determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company and the Holders agree that, upon receipt of any notice from the Company of a Suspension Period, the Holders shall forthwith discontinue disposition of shares covered by such registration statement until Holders (A) are advised in writing by the Company that the use of the applicable prospectus may be resumed, (B) have received copies of a supplemental or amended prospectus, if applicable or (C) have received copies of any additional supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. Upon termination of any such Suspension Period, the Company shall use all reasonable efforts to cause such registration statement to remain continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for the remaining portion of the period described above.

          (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                      9.

          (G) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.7 EXPIRATION OF REGISTRATION RIGHTS. A Holder's registration rights shall expire if all of the following conditions are fulfilled: (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates) holds less than 1% of the Company's Common Stock (treating all shares of convertible Preferred Stock on an as-converted basis) and (iii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

     2.8  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration contemplated by this Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 with respect to any selling Holder that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

          (C) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                                      10.

          (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of each Holder and their respective directors, officers, employees, general and limited partners, members, agents, representatives, legal counsel, and any underwriter (as defined in the Securities Act) and the directors, officers, affiliates and controlling persons thereof and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively the "Indemnified Persons"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the registration of Holder's Registrable Securities; and the Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable hereunder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of such securities by such Holder. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in

                                      11.

reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the gross proceeds from the offering received by such Holder; and, provided, however, that the obligation to provide indemnification pursuant to this Section 2.9(b) shall be several and not joint and several among such indemnifying parties.

          (C) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within a reasonable period after receiving notice from such indemnified party that the indemnified party believes it has failed to do so. The failure to deliver written notice to the indemnifying party within a reasonable time after the indemnified party first learns of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent it is materially prejudiced to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact

                                      12.

relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder (including any indemnification payment made by such Holder pursuant to Section 2.9) exceed the gross proceeds from the offering received by such Holder.

          (E) The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and the indemnified party was required by the Securities Act to furnish, and did not furnish, the Final Prospectus to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (F) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which includes a statement as to an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

          (G) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive any transfer of the Registrable Securities by any such party made in accordance with the terms hereof.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least fifty-seven thousand one hundred forty-three (57,143) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the

                                      13.

Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

     2.13 "MARKET STAND-OFF" AGREEMENT. Unless the prior written consent of the underwriters is obtained, each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company and each holder of at least one percent (1%) of the Company's voting securities enters into similar agreements.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at

                                      14.

any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS OF THE COMPANY

     3.1    BASIC FINANCIAL INFORMATION AND REPORTING.

            (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

            (C) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

     3.3    TERMINATION OF COVENANTS.  All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4.  RIGHTS OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. So long as an Investor (with its affiliates) shall own not less than three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock

                                      15.

splits and combinations (a "Major Investor"), each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor if such offer or sale would cause the Company to be in violation of applicable federal securities laws.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If any Major Investor fails to exercise in full its rights of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which such Major Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such one hundred twenty (120) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

     4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering.

     4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Major Investor under this Section 4 may be transferred, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.6  EXCLUDED SECURITIES.  The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

                                      16.

          (A) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board of Directors;

          (B) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, including without limitation, an acquisition whether pursuant to a preexisting option or otherwise, of the stock or assets of a special purpose corporation, research and development partnership or similar entity;

          (C) any Equity Securities that are issued by the Company as part of an underwritten public offering;

          (D) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (E) shares of Common Stock issued upon conversion of the Shares or upon conversion or exercise of other convertible securities, options or warrants of the Company; and

          (F) any Equity Securities issued pursuant to corporate partnering transactions, off balance sheet financing transactions (such as "SWORD" or Research & Development partnership transactions), commercial lending transactions or lease financings;

provided, however, that if the aggregate number of Equity Securities issued pursuant to Section 4.6(f) shall exceed, on a cumulative basis, ten percent (10%) of the fully-diluted outstanding shares of the Company's capital stock (calculated at the time of issuance), the provisions of Sections 4.1, 4.2 and
4.3 shall apply subject to the following conditions:

              (I) if the Company proposes to issue Equity Securities in conjunction with the equity securities of another entity ("Joint Equity Securities"), each Major Investor shall have the right to purchase its pro rata share of Joint Equity Securities as defined in Section 4.1 above only to the extent that such participation by the Major Investor will not result in a loss of desired accounting treatment for the Company; and

              (II) if the Joint Equity Securities are issued as units, in exercising its right of first refusal, each Major Investor must purchase the full unit, even if the component equity securities of such unit may be transferred separately.

SECTION 5.  MISCELLANEOUS.

       5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict law rules thereof.

       5.2 SURVIVAL. Notwithstanding any investigation conducted by or on behalf of any party hereto, each representation and warranty in this Agreement and each agreement or

                                      17.

covenant in this Agreement which does not by its own terms expire on or prior to the Closing shall survive the Closing without limitations as to time, except as specifically referred to herein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 ENTIRE AGREEMENT. This Agreement and any Exhibits and Schedules attached hereto constitute the full and entire understanding and agreement and supersedes all of the prior agreements and undertakings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

     5.5 SEVERABILITY. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid, illegal, or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Agreement shall not in any way be affected or impaired.

     5.6  AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the prior written consent of the Company and the holders of at least a majority of the Registrable Securities.

          (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only upon the prior written consent of the holders of at least a majority of the Registrable Securities.

     5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be

                                      18.

effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

     5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                      19.

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

SENSUS DRUG DEVELOPMENT CORPORATION



By:___________________________
   John A. Scarlett, Ph.D.
   President and Chief Executive Officer

INVESTOR:



By:___________________________
          (Signature)

Name:_________________________
          (Print)

Title:________________________




                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
PURCHASERS OF SERIES A PREFERRED STOCK:

William F. Bennett and Charis A. Bennett                                57,143
4011 Westlake Drive
Austin, TX  78746

Mr. Robert Herbert Carter, Jr.                                           5,800
8112 Flashpan Cove
Austin, TX  78729

Mr. James H. Clardy                                                      5,715
6723 Beauford Drive
Austin, TX  78750

Mr. Terrell A. Cobb                                                     20,000
2036 King Stables Road
Birmingham, AL  35242

Walter A. DeRoeck                                                      671,429
Congress International Inc.
1301 Capital of Texas Hwy South
Suite B-125
Austin, TX  78746

Mr. Craig H. Ensley                                                      5,715
1400 Prestwood Place
Austin, TX  78746

Mr. John Fincher                                                        14,286
2606 Pecos
Austin, TX  78703

Frost National Bank, Trustee for the James A. Cox, Jr. IRA              14,286
No. A0405100, Robert L. Hearn, III
Frost Bank Trust Division
816 Congress Avenue, Suite 400
Austin, TX  78701

Genentech, Inc.                                                      1,658,035
Attn:  John Wulf
Bldg 24
460 Point San Bruno Blvd.
South San Francisco, CA  94080

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
Mrs. Ann S. Goldsmith                                                   10,000
3 Stanford Drive
Rancho Mirage, CA  92270

Mr. Jack Goldsmith                                                      10,000
3 Stanford Drive
Rancho Mirage, CA  92270

John J. Gorman                                                          46,500
1110 Blackacre Trail
Austin, TX  78746

John J. Gorman as the Trustee of the Matthew Gorman Trust                4,900
1110 Blackacre Trail
Austin, TX  78746

John J. Gorman as the Trustee of the Ryleigh Gorman Trust                5,900
1110 Blackacre Trail
Austin, TX  78746

Mr. Stephen J. Hasbrouck                                                18,900
6319 Stow Road
Hudson, OH  44236

Richard J. Hawkins and Nona F. Niland, Joint Tenants                 1,020,002
324 Eanes School Road
Austin, TX  78746

Mr. Richard D. Herrington                                               28,571
4205 Bennedict Lane
Austin, TX  78746

R. Steven Hicks and Donna Stockton Hicks                                57,143
1702 Windsor Road
Austin, TX  78703

Hughes Family Partnership, L.P.                                         57,143
Attn:  J. Laine Holman
600 Congress Ave., Suite 3000
Austin, TX  78701

Mr. Irwin Isroff                                                        28,571
19373 Cedar Glen Drive
Boca Raton, FL  33434

Gerald Jacknow, M.D. and Karen B. Jacknow                               57,143
4001 Lakeplace Lane
Austin, TX  78746

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
Javelin Capital Fund, L.P.                                             685,714
Attn:  Lyle A. Hohnke
1075 13th Street South
Birmingham, AL  35205

LIPP Investments                                                        14,286
Attn:  Gary Little
c/o Franco Services
2211 Lake Austin Blvd.,
Austin, TX  78703

Lysander, LLC                                                          171,429
c/o Stuart Davidson
Combion
400 Seaport Court, Suite 250
Redwood City, CA  94063

Gregory S. Marchbanks                                                   57,143
Prime Cable
600 Congress, Suite 3000
Austin, TX  78701

Ernest Mario                                                           171,429
900 University Avenue
Palo Alto, CA  94301

Alan T. Moore                                                           57,142
2420 Harris Blvd.
Austin, TX  78703

Mr. Robert L. Myer                                                      57,143
10222 Pinehurst Drive
Austin, TX  78747

Deborah O'Connell, M.D.                                                 28,572
4109 Lakeplace Lane
Austin, TX  78746

Opus Portfolio, Ltd.                                                   200,000
c/o The George Ventures Group
13407 N.W. Military Hwy.
San Antonio, TX  78231

Paycol & Co.                                                           115,000
Attn:  William F. Jones, Manager
c/o Keswick Management, Inc.
1330 Avenue of Americas, 27th Floor
New York, NY  10019

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
Mr. Dwight Rounds Trustee of the Dwight C. Rounds Trust                 14,286
UDT 8-16-85
4311 Dunning Lane
Austin, TX  78746

Rodney James Sands                                                     200,000
3750 N. Pan Am Expwy.
San Antonio, TX  78212

Mr. William Scanlan, Jr. Trustee of the Salome McAllen                  57,143
Scanlan Family Trust
c/o William Scanlan, Jr.
300 Convent, Suite 1775
San Antonio, TX  78205

Mr. Baker P.L. Scott, III                                               20,000
405 Graciosa Cove
Austin, TX  78746

Mr. Jerry Shaw                                                          28,571
4740 S. Ocean Blvd., #1616
Highland Beach, FL  33487

William N.L. Stassen, M.D.                                              28,571
4109 Lakeplace Lane
Austin, TX  78746

Steven A. Fleckman & Texas Commerce Bank National                       11,428
Association, Co-Trustees of The Benjamin Richard Hawkins
1992 Trust
c/o Fleckman & McGlynn
1800 Nationsbank Tower
515 Congress Avenue
Austin, TX  78701-3503

Steven A. Fleckman & Texas Commerce Bank National                       11,428
Association, Co-Trustees of The Zachary John Hawkins 1992
Trust
c/o Fleckman & McGlynn
1800 Nationsbank Tower
515 Congress Avenue
Austin, TX  78701-3503

WTFO, Inc.                                                              14,286
Attn:  Richard Herrington
4205 Bennedict Lane
Austin, TX  78746

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
Mr. Karl Joseph Zimmermann                                             100,000
16018 Fontaine Avenue
Austin, TX  78734

PURCHASERS OF SERIES B PREFERRED STOCK:

The Goldman Sachs Group, L.P.                                          625,000
85 Broad Street
New York, NY  10004

William F. Bennett and Charis A. Bennett                                 6,956
4011 Westlake Drive
Austin, TX  78746

Frost National Bank, Trustee for the James A. Cox, Jr. IRA              12,500
No. A0405100, Robert L. Hearn III
Frost Bank Trust Division
816 Congress Avenue, Suite 400
Austin, TX  78701

John Fincher                                                            10,000
2606 Pecos
Austin, TX  78703

Richard D. Herrington                                                   21,429
4205 Bennedict Lane
Austin, TX  78746

Hughes Family Partnership, L.P.                                         26,500
Attn. J. Laine Holman
600 Congress Ave., Suite 3000
Austin, TX  78701

Gerald Jacknow, M.D. & Karen B. Jacknow                                 17,857
4001 Lakeplace Lane
Austin, TX  78746

LIPP Investments                                                         5,739
Attn:  Gary Little
c/o Franco Services
2211 Lake Austin Blvd.
Austin, TX  78703

Lysander, LLC                                                           50,000
c/o Stuart Davidson
Combion
400 Seaport Court, Suite 250
Redwood City, CA  94063

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
Gregory S. Marchbanks                                                   25,000
Prime Cable
600 Congress, Suite 3000
Austin, TX  78701

Deborah O'Connell, M.D.                                                 12,500
4109 Lakeplace Lane
Austin, TX  78746

Opus Portfolio, Ltd.                                                   100,000
c/o The George Ventures Group
13407 N.W. Military Hwy.
San Antonio, TX  78231

Paycol & Co.                                                            25,000
Attn:  William F. Jones, Manager
c/o Keswick Management, Inc.
1330 Avenue of Americas
27th Floor
New York, NY  10019

Dwight C. Rounds, Trustee of the Dwight C. Rounds Trust                  8,000
UDT 8-16-85
4311 Dunning Lane
Austin, TX  78746

Rodney James Sands                                                     100,000
3750 N. Pan Am Expwy.
San Antonio, TX  78212

William Scanlan, Jr.                                                    13,956
Trustee of the Salome McAllen Scanlan Family Trust Salome
300 Convent, Suite 1775
San Antonio, TX  78205

William N.L. Stassen, M.D.                                              12,500
4109 Lakeplace Lane
Austin, TX  78746

WTFO, Inc.                                                              10,714
Attn:  Richard D. Herrington
4205 Bennedict Lane
Austin, TX  78746

INVESTOR                                                      NUMBER OF SHARES
--------                                                      ----------------
PURCHASERS OF SERIES C PREFERRED STOCK

The Goldman Sachs Group, L.P.                                          566,800
Attn:  Robert J. Granovsky
V.P. Equity Derivatives
Goldman Sachs & Co.
One New York Plaza
New York, NY  10004

Robert J. Granovsky                                                     20,000
Goldman Sachs & Co.
One New York Plaza
New York, NY  10004

Javelin Capital Fund                                                   230,000
Attn:  Lyle A. Hohnke
OADI Technology Center
2800 Milan Court, Suite 213
Birmingham, AL  35211

Opus Portfolio, Ltd.                                                   271,700
c/o The George Ventures Group
13407 N.W. Military Hwy.
San Antonio, TX  78231

Ross Financial Corporation                                           8,000,000
P.O. Box 31363
Seven Mile Beach
Grand Cayman, Cayman Islands
British West Indies

Rodney James Sands                                                     271,700
Silver Ventures
2121 Broadway
San Antonio, TX  78209
                                                              ================
Total:                                                              16,284,604